Congoleum Corporation
                     Computation of Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                                                            Three Months Ended
                                                                                                 March 31,
Basic Earnings Per Common  Share:                                                       1998                   1997
---------------------------------                                                  ---------------       ---------------

Income per common and common equivalent share                                          $   427              $   1,013
                                                                                       =======              =========

Weighted average common shares outstanding                                               9,038                  9,997
                                                                                       -------              ---------

Weighted average common shares                                                           9,038                  9,997
                                                                                       =======              =========

Income per common share                                                                $  0.05              $    0.10
                                                                                       =======              =========

Diluted Earnings Per Common Share

Income per common and common equivalent share                                          $   427              $   1,013
                                                                                       =======              =========

Weighted average common shares outstanding                                               9,038                  9,997

Effect of assumed exercise of dilutive stock options (1)                                     1                     38
                                                                                       -------              ---------

Weighted average common and common equivalent shares                                     9,039                 10,035
                                                                                       =======              =========

Income per common and common equivalent share                                          $  0.05              $    0.10
                                                                                       =======              =========

(1) Computed based on the treasury stock method.


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